UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2008

HORIZON FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Washington	0-27062	91-1695422
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1500 Cornwall Avenue, Bellingham, Washington		98225
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number (including area code): (360) 733-3050

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

G Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

G Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

G Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

G Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 18, 2008, the Board of Directors of Horizon Financial Corp. (“Company”) announced that it had received a letter from the Nasdaq Stock Market on July 15, 2008 stating that the Company had not been in compliance with the audit committee requirements contained in Nasdaq Marketplace Rule 4350(d)(2) (the “Rule”) when Fred R. Miller retired from the Company’s Board of Directors on April 30, 2008.  The Rule requires the Company’s Audit Committee be comprised of three independent directors. On June 24, 2008, the Company appointed Richard R. Haggen to the Company’s Audit Committee. The Nasdaq letter acknowledged that the Company had regained compliance with the Rule as a result of Mr. Haggen’s appointment.

Item 9.01  Financial Statements and Exhibits

(c)           Exhibits

99.1         Press Release dated July 18, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HORIZON FINANCIAL CORP.

Date: July 18, 2008	By:	/s/Richard P. Jacobson
Richard P. Jacobson
President and Chief Executive Officer

Exhibit 99.1

Press Release dated July 18, 2008

CONTACTS: V. Lawrence Evans, Chairman Rich Jacobson, CEO Dennis Joines, President & COO 360.733.3050	NEWS RELEASE

Horizon Financial Appoints Richard R. Haggen to Audit Committee
Satisfying NASDAQ Requirements

BELLINGHAM, WA – July 18, 2008 – Horizon Financial Corp. (Nasdaq: HRZB) today announced that it has appointed Richard R. Haggen to its Audit Committee, fulfilling its Nasdaq listing requirements.  Haggen is an owner and co-chairman of Haggen, Inc., an upscale retail grocery supermarket chain with 16 locations in the Pacific Northwest.

“Rick Haggen has served our company as a director for more than 14 years, and his business acumen and solid judgment will continue to serve us well as he steps into the vacancy on the Audit Committee left when Fred Miller retired,” said V. Lawrence Evans, Chairman.

Horizon received a letter from the NASDAQ Stock Market on July 15, 2008, stating that it had regained compliance with the listing requirements as a result of Mr. Haggen’s appointment.  Horizon had briefly been out of compliance with the audit committee requirements contained in Nasdaq Marketplace Rule 4350(d)(2) (the “Rule”) when Mr. Miller retired from the Company’s Board of Directors on April 30, 2008 until it appointed Mr. Haggen on June 24, 2008.  The Rule requires the Company’s Audit Committee be comprised of three independent directors.

Horizon Financial Corp. is a $1.4 billion, bank holding company headquartered in Bellingham, Washington.  Its primary subsidiary, Horizon Bank, is a state-chartered commercial bank that operates 19 full-service offices, four commercial loan centers and four real estate loan centers throughout Whatcom, Skagit, Snohomish and Pierce counties, Washington.

Safe Harbor Statement:  Except for the historical information in this news release, the matters described herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties that could cause actual results to differ materially.  Such risks and uncertainties include: the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs,  results of examinations by our banking regulators, our ability to manage loan delinquency rates, the ability to successfully expand existing relationships, deposit pricing and the ability to gather low-cost deposits, success in new markets and expansion plans, expense management and the efficiency ratio, expanding or maintaining the net interest margin, interest rate risk, the local and national economic environment, and other risks and uncertainties discussed from time to time in Horizon Financial’s filings with the Securities and Exchange Commission (“SEC”).  Accordingly, undue reliance should not be placed on forward-looking statements.  These forward-looking statements speak only as of the date of this release.  Horizon undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.   Investors are encouraged to read the SEC report of Horizon, particularly its Form 10-K for the fiscal year ended March 31, 2008, for meaningful cautionary language discussion why actual results may vary from those anticipated by management.

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Note:  Transmitted on Prime Newswire on July 18, 2008 at 1:30 p.m. PDT.